Exhibit 99.06
Page 1

Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	48,434	52,260	(7.3)%		49,289	(1.7)%

Total Retail Sales-	36,752	39,624	(7.2)%	(8.5)%	36,809	(0.2)%	(1.5)%
Residential	11,520	12,691	(9.2)%	(11.9)%	11,321	1.8%	(1.0)%
Commercial	12,386	13,373	(7.4)%	(8.6)%	12,373	0.1%	(1.3)%
Industrial	12,662	13,363	(5.2)%	(5.2)%	12,925	(2.0)%	(2.0)%
Other	184	197	(6.2)%	(6.2)%	190	(3.0)%	(3.0)%

Total Wholesale Sales	11,682	12,636	(7.6)%	N/A	12,480	(6.4)%	N/A

	Year-to-Date June
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	93,601	103,104	(9.2)%		97,511	(4.0)%

Total Retail Sales-	71,117	78,014	(8.8)%	(7.9)%	72,731	(2.2)%	(1.3)%
Residential	22,421	25,657	(12.6)%	(10.1)%	23,072	(2.8)%	(0.3)%
Commercial	23,372	25,660	(8.9)%	(8.5)%	23,814	(1.9)%	(1.6)%
Industrial	24,951	26,295	(5.1)%	(5.1)%	25,458	(2.0)%	(2.0)%
Other	373	402	(7.3)%	(7.1)%	387	(3.8)%	(3.6)%

Total Wholesale Sales	22,484	25,090	(10.4)%	N/A	24,780	(9.3)%	N/A

Notes

(1) Kilowatt-hour sales comparisons to the prior year were significantly impacted by the disposition of Gulf Power Company on January 1, 2019. These 2018 kilowatt-hour sales and changes exclude Gulf Power Company.

Exhibit 99.06

Southern Company
Customers
(In Thousands of Customers)

	Period Ended June
	2019	2018	Change
Regulated Utility Customers-
Total Utility Customers-	8,477	9,276	(8.6)%
Total Traditional Electric[1]	4,246	4,667	(9.0)%
Southern Company Gas[2]	4,231	4,609	(8.2)%

Notes

(1) Includes approximately 466,000 customers at June 30, 2018 related to Gulf Power Company, which was sold on January 1, 2019.

(2) Includes approximately 407,000 total customers at June 30, 2018 related to Elizabethtown Gas, Elkton Gas, and Florida City Gas, which were sold in July 2018.